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                                                                   EXHIBIT 10.31

Del Monte Foods                                         Wesley J. Smith
One Market                                              Chief Operating Officer
P.O. Box 193575, San Francisco, CA 94119-3575
Telephone: (415) 247-3750
      Fax: (415) 247-3503

                                                        June 7, 2002
                                                        VIA FACSIMILE AND
                                                        OVERNIGHT COURIER

Silgan Containers Corporation
21800 Oxnard Street
Suite 600
Woodland Hills, CA 91367

Attention: Mr. James D. Beam

Re: S&W/COMPETITIVE PRICING ADJUSTMENT

Dear Jim:

        This letter sets forth the understanding we have reached with respect to the pricing adjustment in connection with (i) Del Monte Corporation's acquisition of the S&W processed foods business from Tri Valley Growers, and
(ii) the 2001 competitive proposal made to Del Monte and matched by Silgan Containers Corporation. This letter shall be deemed to amend the Supply Agreement dated as of September 3, 1993, as amended (the "Supply Agreement"), between Del Monte Corporation ("DM") and Silgan Containers Corporation ("Seller"). Capitalized terms used and not defined herein shall have the meaning assigned to them in the Supply Agreement.

A.      Interim Adjustment (For the time period 7/1/01 - 6/30/02)

1.      S&W Products

        (a) Items Produced in DM Facilities: On or about June 30, 2002, DM shall provide Seller a listing (by DM internal product code) of all S&W items and volumes produced by DM at each of its facilities, by SKU and by can size, during the period July 1, 2001 through June 30, 2002. Based on such items and volumes, DM shall receive a price adjustment from Seller equal to [XXX]



[XXX] OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT. FULL TEXT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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Silgan Containers Corporation
June 7, 2002
Page 2

        (b) Items Produced by Co-Packer: DM shall provide Seller a listing (by SKU and by Container size) of all S&W items and volumes shipped into the DM distribution network by Chiquita Processed Foods ("CPF") during the period July 1, 2001 through June 30, 2002 utilizing Containers supplied by Seller. Based on such items and volumes, DM shall receive a price adjustment from Seller equal to [XXX]


2.      Del Monte California Fruit and Tomato Products

        DM shall receive a price adjustment from Seller for Containers purchased by DM for its California production facilities during the period October 1, 2001 through June 30, 2002 for its non-S&W fruit and tomato products. The price adjustment shall be determined by multiplying the rate set forth on Exhibit C ("F'02 CA ADJ") by the volume of the corresponding Container purchased by DM during this time period.

3.      Payment Mechanism

        On or before June 1, 2002, DM shall provide Seller with a good faith estimate of the anticipated Container volumes and price adjustments under items A.l and A.2 above. Based on such good faith estimate, Seller shall issue to DM a credit memo or rebate check in the amount of the estimated price adjustment. Seller shall reasonably cooperate with DM (by issuing a rebate check in lieu of a credit memo if necessary) so that DM receives the financial benefits of the price adjustment for its fiscal year ending June 30, 2002. To the extent actual Container volumes provided to DM differ from DM's good faith estimate, Seller shall adjust subsequent invoices to address such difference.

B.      Ongoing Price Adjustment (Effective as of July 1, 2002)

1.      S&W Products Produced by Co-Packer

        Beginning July 1, 2002 and continuing through the termination of the Supply Agreement, at the conclusion of each calendar quarter, DM shall provide Seller a listing (by SKU and by Container size) of all S&W dry bean items and volumes shipped into the DM distribution network by CPF (or its successor co-packer) utilizing Containers supplied by Seller. DM shall be entitled to a price adjustment calculated as [XXX]



[XXX] OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT. FULL TEXT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.

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Silgan Containers Corporation
June 7, 2002
Page 3

        [XXX] The price adjustment shall be accomplished through a credit memo issued to DM by Seller within thirty (30) days of receipt of quarterly item and volume information by Seller. In the event that DM decides to internalize production of these presently co-packed dry bean items, DM shall notify Seller in writing and the parties shall meet within fifteen
        (15) days of such notice to determine a mechanism to provide DM with the same aggregate price benefits as set forth in this Section B.1. New Containers not identified on Exhibit B shall be entitled to receive the same pricing adjustments as set forth in this paragraph, with the adjustment determined by looking at the most nearly comparable
        Container already being supplied to DM by Seller.

2.      Products Produced by DM

Prices to be in effect commencing July 1, 2002 (the "7/02 Prices") for Containers purchased by DM from Seller (but excluding any Containers covered under Section B.l above) shall be adjusted by subtracting the amounts set forth on Exhibit D ("Post 7/1/02 Total Business Adjustment Methodology Not Including S&W Beans") from the then current price of the corresponding Container ($/thousand), not taking into effect any other pricing adjustments provided by this letter amendment. The 7/02 Prices, adjusted thereafter as permitted by the Supply Agreement, shall continue through the termination of the Supply Agreement. New Containers not identified on Exhibit D shall be entitled to receive the same pricing adjustments as set forth in this paragraph, with the adjustment determined by looking at the most nearly comparable Container already being supplied to DM by Seller.

C.      Meeting Competition Clause

        DM acknowledges that the pricing adjustments referenced herein were in response to a bona fide written proposal from an independent commercial can manufacturer which was matched by Seller and accepted by DM. DM and Seller agree that the pricing referenced under Section B above shall, unless DM and Seller otherwise agree, remain effective during the remaining term of the Supply Agreement (subject to adjustment as provided in the Supply Agreement) and the provisions of Article VI of the Supply Agreement ("Meeting Competition") shall no longer be available to DM excepting with respect to products manufactured by businesses acquired by DM subsequent to the date of this letter agreement. Seller and DM agree that if the term of the Supply Agreement is extended beyond December 21, 2006, the provisions



[XXX] OMITTED PURSUANT TO REQUEST FOR CONFIDENTIAL TREATMENT. FULL TEXT FILED SEPARATELY WITH THE SECURITIES AND EXCHANGE COMMISSION.


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Silgan Containers Corporation
June 7, 2002
Page 4

of Article VI of the Supply Agreement shall be deemed in full force and effect for purposes of such extension.

        This letter amends the Supply Agreement only to the extent expressly provided herein and shall not constitute an amendment to or modification of any other provision of the Supply Agreement. Seller and DM hereby reaffirm all of the other provisions of the Supply Agreement as amended hereby continue in full force and effect. From and after the date hereof, all references to the Supply Agreement in the Supply Agreement and other documents referred to therein shall be references to the Supply Agreement as amended hereby.

        If you are in agreement with the foregoing, please execute a copy of this letter in the space provide below and return one copy to me.

                                            Very truly yours,


                                            /s/ WESLEY J. SMITH

                                            Wesley J. Smith
                                            Chief Operating Officer

Agreed to as of the date above:

SILGAN CONTAINERS CORPORATION

By:
   --------------------------------
   James D. Beam
   President

Exhibits A, B, C and D